Exhibit 99

Contact:	L-3 Communications Corporate Communications 212-697-1111
For Immediate Release
L-3 ANNOUNCES PLAN TO SPIN OFF A NEW
PUBLICLY TRADED GOVERNMENT SERVICES COMPANY
New Services Company Will Include SETA, Training and Operational Support Businesses
New Company Will Have Approximately $2 Billion in Annual Sales
L-3 to Host Conference Call Today at 8:00 a.m. EDT
NEW YORK — July 28, 2011 — Following a comprehensive strategic review of its business units, and consistent with its focus on increasing value, L-3 Communications Holdings, Inc. (NYSE: LLL) today announced that the company’s Board of Directors has unanimously approved a plan to spin off to L-3 shareholders 100% of a new, independent, publicly traded government services company. The transaction, which is intended to be tax-free to L-3 and its shareholders, is expected to be completed in the first half of 2012.
The new public company, named Engility, will be a leader in Systems Engineering and Technical Assistance (SETA), Training and Operational Support services for the Department of Defense (DoD) and other U.S. Government agencies, as well as civil and international customers. These businesses are currently part of L-3’s Government Services segment. Tony Smeraglinolo, currently executive vice president of L-3 Services Group, will be appointed Engility’s chief executive officer upon completion of the spin-off. As an independent entity, Engility will be able to more effectively address its customers’ priorities with cost effective and innovative solutions and enhance its operational efficiency. It will also expand its stand-alone growth opportunities beyond L-3’s areas of strategic focus, unencumbered by L-3’s potential Organizational Conflicts of Interest (OCI). In 2011, Engility is expected to have pro forma sales of approximately $2.0 billion, operating income of approximately $179 million and depreciation and amortization expense of approximately $14 million. The company will have approximately 10,000 employees.

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L-3 will retain its Cyber, Intelligence and Security Solutions businesses, currently part of L-3’s Government Services segment. The new segment will be named National Security Solutions upon completion of the transaction, and will continue to leverage synergies across the company to develop unique solutions to address growing challenges for its DoD, intelligence and global security customers. Steve Kantor, currently a senior vice president of L-3 and president of L-3 Services Group, will serve as president of National Security Solutions. In 2011, National Security Solutions is expected to have pro forma sales of approximately $1.65 billion, operating income of approximately $108 million, depreciation and amortization expense of approximately $19 million and approximately 6,000 employees.
“Our Board and management team reached this strategic decision following a comprehensive, year-long review across L-3’s entire business to address changing industry dynamics,” said Michael T. Strianese, chairman, president and chief executive officer of L-3. “By creating an independent leader in government services, both L-3 and Engility will be better aligned and positioned with evolving customer priorities to grow their respective market leadership positions.”
Mr. Strianese added, “This spin-off enables L-3 to sharpen its focus on our technology-based solutions where we have unique capabilities and serve attractive, addressable markets. As we look forward, the complementary capabilities and interaction across L-3’s C3ISR, Electronic Systems, AM&M and new National Security Solutions segments will be crucial to delivering next generation integrated solutions to our customers. Both companies will have the critical mass necessary to compete effectively in their respective markets and will be well-positioned with financial strength, flexibility and highly skilled employees dedicated to driving growth and delivering value to our customers. Given his extensive knowledge of L-3’s government services businesses and the broader industry, I am confident that Tony is the right person to lead Engility.”
The spin-off also represents a financially attractive, tax-free solution to L-3 and its shareholders. Pro forma for the spin-off, L-3’s consolidated sales growth and operating margins are expected to increase meaningfully. It is anticipated that L-3 will receive capital from Engility upon the spin-off. L-3 also intends to continue its regular dividend and share repurchase policies and to maintain its investment grade ratings.
The completion of the spin-off transaction is subject to certain customary conditions, including filing of required documents with the U.S. Securities and Exchange Commission and receipt of a ruling from the Internal Revenue Service as to the tax-free nature of the transaction. The spin-off will not be subject to a shareholder vote. The company noted that there can be no assurance that any separation transaction will ultimately occur or, if one does occur, its terms or timing.
Anthony (Tony) Smeraglinolo
Tony Smeraglinolo has served as executive vice president of L-3 Services Group since December 2010. He previously served as President of the L-3 Services Group’s Intelligence Solutions Division from 2005 to 2008. From 2008 to 2010 he was President of the Global Stabilization and Development Solutions, a division of Dyncorp International. Prior to joining L-3 in 2005, he spent more than 25 years with Harris Corporation, holding leadership positions in finance, program management, business development and operations. He was also senior vice president of business operations at DRS Technologies. Tony has an MBA from Florida Institute of Technology and a BS in business management from Fairfield University in Connecticut.

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About L-3 Communications
Headquartered in New York City, L-3 Communications employs approximately 61,000 people worldwide and is a prime contractor in C3ISR (Command, Control, Communications, Intelligence, Surveillance and Reconnaissance) systems, aircraft modernization and maintenance, and government services. L-3 is also a leading provider of a broad range of electronic systems used on military and commercial platforms. The company reported 2010 sales of $15.7 billion.
To learn more about L-3, please visit the company’s website at http://www.L-3com.com. L-3 uses its website as a channel of distribution of material company information. Financial and other material information regarding L-3 is routinely posted on the company’s website and is readily accessible.
Conference Call and Webcast
L-3 will host a conference call with the financial community today, July 28, 2011 at 8:00 a.m. EDT to discuss this announcement, as well as L-3’s second quarter 2011 financial results. Additional financial information regarding the spin-off discussed in this press release, L-3’s 2011 second quarter results and L-3’s 2011 updated financial guidance is available on the Company’s website at www.L-3com.com.
Michael T. Strianese, chairman, president and chief executive officer and Ralph G. D’Ambrosio, senior vice president and chief financial officer, will host the call. Listeners may access the conference call live over the Internet at the company’s website at: www.L-3com.com.
Please allow fifteen minutes prior to the call to visit the company’s website to download and install any necessary audio software. The archived version of the call may be accessed at L-3’s website or by dialing 888-286-8010 (passcode: 66693465), beginning approximately two hours after the call ends and will be available until the company’s next quarterly earnings release.
Forward-Looking Statements
Certain of the matters discussed in this release constitute forward-looking statements within the meaning of the private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, information regarding the statements about the tax-free spin-off of a new, independent, publicly traded government services company following the separation of portions of L-3’s Government Services segment, the terms and effects of the separation, the nature and impact of the separation, the expected sales, operating income, depreciation and amortization expense of Engility and L-3 (the “companies”), and any discussion regarding future operating or financial performance that are predictive in nature, that depend upon or refer to events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and other important factors that are difficult to predict and beyond the control of the companies, and therefore, we can give no assurance that these statements will be achieved. Such statements will also be influenced by factors which include, among other things: timing and completion of the tax-free spin-off described in this release; our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. Government defense budget; backlog processing and program slips resulting from delayed funding of the Department of Defense (DoD) budget; our reliance on contracts with a limited number of agencies of, or contractors to, the U.S. Government and the possibility of termination of government contracts by unilateral government action or for failure to perform; the extensive legal and regulatory requirements surrounding our contracts with the

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U.S. or foreign governments and the results of any investigation of our contracts undertaken by the U.S. or foreign governments; our ability to retain our existing business and related contracts (revenue arrangements); our ability to successfully compete for and win new business and related contracts (revenue arrangements) and to win re-competitions of our existing contracts; our ability to identify and acquire additional businesses in the future with terms that are attractive to L-3 and to integrate acquired business operations; our ability to maintain and improve our consolidated operating margin and total segment operating margin in future periods; our ability to obtain future government contracts (revenue arrangements) on a timely basis; the availability of government funding or cost-cutting initiatives and changes in customer requirements for our products and services; our significant amount of debt and the restrictions contained in our debt agreements; our ability to continue to retain and train our existing employees and to recruit and hire new qualified and skilled employees as well as our ability to retain and hire employees with U.S. Government security clearances; actual future interest rates, volatility and other assumptions used in the determination of pension benefits and equity based compensation, as well as the market performance of benefit plan assets; our collective bargaining agreements, our ability to successfully negotiate contracts with labor unions and our ability to favorably resolve labor disputes should they arise; the business, economic and political conditions in the markets in which we operate, including those for the commercial aviation, shipbuilding and communications markets; global economic uncertainty; the DoD’s contractor support services in-sourcing and efficiency initiatives; events beyond our control such as acts of terrorism; our ability to perform contracts (revenue arrangements) on schedule; our international operations; our extensive use of fixed-price type contracts as compared to cost-plus type and time-and-material type contracts; the rapid change of technology and high level of competition in the defense industry and the commercial industries in which our businesses participate; our introduction of new products into commercial markets or our investments in civil and commercial products or companies; the outcome of litigation matters, including in connection with jury trials; results of audits by U.S. Government agencies; results of on-going governmental investigations, including potential suspensions or debarments; the impact on our business of improper conduct by our employees, agents or business partners; anticipated cost savings from business acquisitions not fully realized or realized within the expected time frame; the outcome of matters relating to the Foreign Corrupt Practices Act (FCPA) and similar non-U.S. regulations; ultimate resolution of contingent matters, claims and investigations relating to acquired businesses, and the impact on the final purchase price allocations; competitive pressure among companies in our industry; and the fair values of our assets, which can be impaired or reduced by other factors, some of which are discussed above. In addition, other factors could impact aspects of the spin-off, including the cost and availability of debt financing.
For a discussion of other risks and uncertainties that could impair our results of operations or financial condition, see “Part I — Item 1A — Risk Factors”, Note 19 to our audited consolidated financial statements and “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in each case included in our Annual Report on Form 10-K for the year ended December 31, 2010, as well as any material updates to these factors in our future filings.
Our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements. As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements.

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These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this presentation to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.
For further information please contact:
Investors
L-3 Communications
Corporate Communications
212-697-1111
Media
Joele Frank / Andrew Siegel / Jed Repko
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
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